UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 29, 2006

GERMAN AMERICAN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

0-11244	35-1547518
(Commission File Number)	(IRS Employer Identification No.)

711 Main Street Box 810 Jasper, Indiana	47546
(Address of Principal Executive Offices)	(Zip Code)

(812) 482-1314

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On December 29, 2006, German American Bancorp, Inc. (the “Company”) and JPMorgan Chase Bank, N.A. (the “Lender”) executed and delivered to each other a Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement ("Restated Agreement"), and the Company executed and delivered to the Lender a $10 million Subordinated Debenture, a $10 million Term Note and a $15 million Revolving Note pursuant to the Restated Agreement to evidence its obligations for amounts that may from time to time be borrowed thereunder. The Company's obligations under the Term Note and Revolving Note are secured by a pledge of all of the Company's stock in its sole depository institution subsidiary, German American Bancorp, pursuant to a Pledge Agreement.

The Restated Agreement establishes new credit facilities that replace the Company’s prior credit facilities with the Lender, and amends and restates in its entirety the Amended and Restated Loan Agreement between the Company and the Lender dated September 20, 2005, as amended by Amendment No. 1 thereto, which prior agreement (as so amended) is referred to in this report as the "Prior Agreement". Among other changes, the Restated Agreement (a) continues the Company's ability under the Prior Agreement to access a $15 million revolving credit line in order to support parent company liquidity needs from time to time, all of which was available for borrowing as of the close of business on December 29, 2006; (b) restructures $10 million of the prior $25 million term loan as a new subordinated seven-year loan that is intended to qualify as Tier 2 capital for regulatory capital purposes; and (c) lengthens the maturity schedule for repaying another $10 million of the prior $25 million term loan. The remaining $5 million of the $25 million that was outstanding under the term loan established by the Prior Agreement was prepaid by the Company on December 29, 2006, from parent company working capital.

The new term loan established under the Restated Agreement is evidenced by a new term note in the principal amount of $10 million, which matures on the following schedule: $1 million principal amount payable on January 1, 2008 and $1.5 million payable on January 1 of each of the years 2009 through 2014, inclusive. Interest is payable quarterly on the outstanding principal balance.

The new subordinated loan established under the Restated Agreement is evidenced by a subordinated debenture in the principal amount of $10 million, and matures in a single installment of principal on January 1, 2014. Interest is payable quarterly on the outstanding principal balance.

The new revolving loan established under the Restated Agreement is evidenced by a new revolving note in the principal amount of $15 million, and matures on January 1, 2008, at which time all amounts borrowed under the revolving loan will become due and payable. Interest is payable quarterly on the outstanding principal balance.

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Pursuant to the Restated Agreement, the Company made certain representations and warranties to the Lender, and agreed to comply with certain affirmative and negative covenants with the Lender, which are substantially the same as the representations, warranties, and covenants that were included in the Prior Agreement. Among the affirmative covenants are provisions requiring that (a) the Company maintain the capital ratios of the Company and of its subsidiary bank(s) at levels that would be considered “well-capitalized” under the prompt corrective action regulations of the federal banking agencies, and (b) the Company maintain a consolidated ratio of (i) the sum of its non-performing loans plus other real estate owned (real estate that is neither used in the ordinary course of the business of the Company or its subsidiaries nor held for future use) (OREO) to (ii) the sum of the Company's loans plus OREO, of not greater than 3.25%. Among the Company’s negative covenants are provisions that generally prohibit the Company and its subsidiaries, without the consent of the Lender, from (a) becoming liable in respect of any indebtedness for borrowed money, other than in the ordinary course of business of the bank subsidiaries, (b) incurring liens on their assets, other than to secure borrowings in the ordinary course of business of the bank subsidiaries, (c) issuing trust preferred securities, and (d) acquiring other businesses in acquisition transactions that would be significant when measured by certain size restrictions described by the Restated Agreement.

Breaches of the Company’s representations or warranties may under certain circumstances constitute an event of default under the Restated Agreement. Additional events of default include, among others, (a) the failure to pay when due the obligations owing under the Restated Agreement, (b) the failure to perform and not timely remedy certain covenants, (c) certain cross defaults or cross accelerations, (d) the occurrence of certain bankruptcy or insolvency events, (e) certain administrative or judicial proceedings being commenced against the Company or certain of its affiliates or associates or certain adverse judgments arising against them, and (f) certain changes in ownership of the Company’s stock. Upon the occurrence of an event of default, the Lender may terminate the availability of future credit under the revolving loan facility and declare all amounts outstanding under the revolving loan and term loan to be due and payable in full. In addition, in certain limited circumstances defined by the Restated Agreement, an event of default may entitle the Lender to declare all amounts outstanding under the subordinated loan to be due and payable in full.

The Company may prepay amounts borrowed under the Restated Agreement in full with accrued interest without premium or penalty, pursuant to the terms and conditions established by the Agreed Upon Terms and Procedures that are related to the Restated Agreement; provided that the Company may not prepay the term loan below a principal balance of $500,000 unless it has paid or prepaid the entire amount owing under the subordinated loan, and the Company may not prepay the term loan without the Lender's prior consent unless all indebtedness and other obligations of the Company to the Lender have been paid.

For additional information regarding sources of parent company liquidity and regarding the Company's regulatory capital, see the discussions entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" that are included in each of the Company's reports on Form 10-Q and Form 10-K filed with the Securities and Exchange Commission since January 1, 2006.

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The above summary description of the terms and conditions of the loans established by the Restated Agreement does not purport to be complete, and is qualified in its entirety by reference to its terms and conditions of the Restated Agreement (including the loan documents described above, the forms of which are attached as exhibits to the Restated Agreement) and the related Agreed Upon Procedures, which are filed as Exhibits 99.1 and 99.2, respectively, hereto and are incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 is incorporated herein by reference.

Item 9.01.    Financial Statements And Exhibits.

        (c)        Exhibits

Exhibit 99.1     Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of December 29, 2006, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.

Exhibit 99.2     Agreed Upon Terms and Procedures dated December 29, 2006, executed and delivered by German American Bancorp, Inc. to JPMorgan Chase Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GERMAN AMERICAN BANCORP, INC.

Date: January 5, 2007	By: /s/ Mark A. Schroeder Mark A. Schroeder, President

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EXHIBIT INDEX

Exhibit 99.1     Second Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of December 29, 2006, by and between JPMorgan Chase Bank, N.A., and German American Bancorp, Inc.

Exhibit 99.2     Agreed Upon Terms and Procedures dated December 29, 2006, executed and delivered by German American Bancorp, Inc. to JPMorgan Chase Bank, N.A.

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